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                                                                   EXHIBIT 10.22

Extended Systems


                              EMPLOYMENT AGREEMENT




        THIS AGREEMENT is made between EXTENDED SYSTEMS INCORPORATED (ESI) and Raymond A. Smelek (EMPLOYEE) for the employment of EMPLOYEE by ESI.
-----------------

IT IS AGREED BETWEEN THE PARTIES:

1. EMPLOYMENT: ESI hereby hires EMPLOYEE and EMPLOYEE accepts initial employment with ESI as

       Chairman of the Board of Directors
       ------------------------------------------------

2.      TERMS OF EMPLOYMENT: This Agreement shall commence the 1st day of
                                                              ----
        January , 19 98 , and shall continue through December 31, 1998.
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3.      COMPENSATION: The EMPLOYEE shall receive as compensation for his/her services the amount of $100,000 per year plus all employee benefits as
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        set forth in the current issue of the Extended Systems Employee
        Handbook, stock options and bonuses approved by the Board of Directors as set forth on Exhibit 1.

4. DUTIES OF EMPLOYEE: EMPLOYEE shall have the following duties and authority:

        See duties approved by the Board of Directors
        --------------------------------------------------------------

5. SICK LEAVE: If an EMPLOYEE misses five (5) consecutive work days, he/she shall not return to work without a signed statement from a medical doctor stating the nature of the illness that prevented the EMPLOYEE from working.

6. VACATION: EMPLOYEE shall accumulate 1.25 working days of paid vacation for each month of employment. Vacation may be taken subject to advance approval by ESI. A maximum of ten (10) vacation days may be carried over into each new calendar year. Upon termination of this Agreement, EMPLOYEE shall receive compensation for accumulated vacation time.

7. TRAVEL EXPENSES: EMPLOYEE shall be reimbursed for all authorized travel and lodging expenses.

8. FRINGE BENEFITS: Fringe benefits shall be provided by ESI as set forth in the Extended Systems Employee Handbook. I hereby acknowledge receiving a copy of the Employee Handbook. I understand that I am responsible for familiarizing myself with the contents of the handbook. I understand that the contents in the Employee Handbook are subject to change at Extended Systems' discretion and do not create any contractual
        commitments by the Company.     (Employee Initials)
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9.      DRUG AND ALCOHOL POLICY: EMPLOYEE agrees to abide by the terms of the
        Extended Systems Drug and Alcohol Policy. Receipt of Drug and Alcohol
        Policy is hereby acknowledged.    (Employee Initials).
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10.     TERMINATION: EITHER PARTY MAY TERMINATE THIS AGREEMENT, WITH OR WITHOUT
        GOOD CAUSE, BY GIVING FOURTEEN (14) DAYS WRITTEN NOTICE TO THE OTHER. TERMINATION OF THIS AGREEMENT SHALL NOT TERMINATE THE NONDISCLOSURE AGREEMENT BETWEEN THE PARTIES, OR EFFECT ANY COMPENSATION DUE PURSUANT TO PARAGRAPH 3 UNLESS TERMINATION IS FOR GOOD CAUSE.

DATED this 29th day of January 19 98 .
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ESI
By    /s/ Steven D. Simpson                     /s/ Raymond A. Smelek
   -------------------------------          -------------------------------
                                                   EMPLOYEE


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                                  EXHIBIT 1 TO
                             EMPLOYMENT AGREEMENT OF
                                RAYMOND A. SMELEK

STOCK OPTIONS:  15,000 shares on 8/14/97, subject to terms established by the
                Board of Directors.


BONUS: $35,000.00 payable and based 50% on the company meeting its budgeted revenue growth of 30.6%, and 50% based on the company achieving an operating profit of 12.07%.

        Bonus is payable in August and will be adjusted pro rata based upon the percentage of the revenue growth and operating profit goals achieved.